EXHIBIT 3.1

BROADSTONE NET LEASE, INC.

SECOND AMENDED AND RESTATED BYLAWS

As Amended and Restated March 23, 2020

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of Broadstone Net Lease, Inc. (the “Company”) shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Company may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of Directors and the transaction of any business within the powers of the Company shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Company’s existence or affect any otherwise valid acts of the Company.

Section 3. SPECIAL MEETINGS.

(a) General. The Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Directors then in office may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Chief Executive Officer of the Company to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and to each individual whom the stockholder proposes to nominate for election or re-election as a Director that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such other agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of the Company which are owned of record by each such stockholder, and (iii) the nominee holder for, and number of, all shares owned by such stockholder beneficially but not of record, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and delivering of any notice of the meeting.

(4) In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting, the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the

Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date entitled to cast less than the Special Meeting Percentage have delivered and not revoked requests for a special meeting to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of the meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on a matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without action on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, electronic mail or other electronic means, or by presenting it to such stockholder personally or by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Company’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 12(a) of this Article II, any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

The Company may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 12(c)(3) of this Article) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 4.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors, or in the absence of such appointment, an individual appointed by the chairman of the meeting, shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Any meeting of stockholders may be adjourned from time to time by a majority of the votes properly cast upon the question, without regard to class, or by the chairman of the meeting, whether or not a quorum is present, and, except as otherwise provided in these Bylaws, the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Articles of Incorporation of the Company (the “Articles of Incorporation”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING.

(a) Uncontested Director Elections. Except as otherwise provided in this Section 7, each Director shall be elected by a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present. For purposes of the preceding sentence, “a majority of votes cast” shall mean that the number of shares voted “for” a Director’s election exceeds fifty percent (50%) of the total number of votes cast with respect to that Director’s election. Votes “cast” shall mean votes “for,” votes “against” and affirmative votes to withhold authority to vote for a nominee but shall exclude any abstention and any broker non-vote with respect to a Director’s election or with respect to the election of Directors generally. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.

(b) Contested Director Elections. Notwithstanding the foregoing, if, as of the last day on which a stockholder could timely provide notice to the Secretary of its intent to nominate a person for election to the Board at a meeting of stockholders pursuant to these Bylaws (the “Advance Notice Date”), the number of nominees exceeds the number of directorships, then each Director shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present. For purposes of the preceding sentence, there are more nominees than directorship if (i) the Secretary of the Company receives notice that a stockholder has nominated an individual for election as a Director in compliance with the requirements of advance notice of stockholder nominees for Directors set forth in Article II, Section 12 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the Advance Notice Date. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.

(c) Generally. Except as otherwise set forth in the Articles of Incorporation or with respect to the election or removal of Directors or as required by law, any matter submitted to Stockholders for authorization shall be authorized by the affirmative vote of the holders of shares representing a majority of the total number of votes cast by shares then outstanding and entitled to vote thereon. Unless otherwise provided by statute, the Articles of Incorporation or these Bylaws, each outstanding share of common stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

(d) Director Resignation for Failure to Receive Requisite Vote. Any nominee for Director not elected by the vote required in this Section 7 and who is an incumbent Director shall promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject a resignation tendered in accordance with this section, or whether other action is recommended, taking into account any factors or other information that they consider appropriate and relevant, including the circumstances that led to the failure to receive the required vote, if known. The Board will act on a resignation tendered in accordance with this section within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement, including a posting on the Company’s web site. No Director who tenders his or her resignation in accordance with this Section shall participate in the Nominating and Corporate Governance Committee recommendation or Board action with respect to his or her resignation. Notwithstanding the foregoing, in the event that no nominee for Director receives the vote required in these Bylaws, the Nominating and Corporate Governance Committee shall make a final determination as to whether the Company shall accept any or all resignations, including those resignations from the members of the Nominating and Corporate Governance Committee. If an incumbent Director’s resignation is accepted by the Board in accordance with this Section 7, or if a non-incumbent nominee for Director is not elected, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to Section 11 of Article III hereof. If an incumbent Director’s resignation is not accepted by the Board pursuant to this Section 7, such Director shall continue to serve on the Board until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of shares of common stock owned of record by the stockholder either in person or by proxy executed or authorized by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Company registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, member, manager or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 10. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision contained herein or in the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of common stock of the Company. This Section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 11. INSPECTORS. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of common stock represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who has complied with this Section 12(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) (1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(ii) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:

(A) the class, series and number of all shares of common stock or other securities of the Company or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person;

(B) the nominee holder for, and number of any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or and by Stockholder Associated Person;

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or (II) to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest therein; in the Company Securities;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee:

(A) the name and address of such stockholder, as they appear on the Company’s share ledger, and the current name, business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any Proposed Nominee; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice.

(4) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(5) Notwithstanding anything in this subsection (a)(2) of this Section 12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

(6) For purposes of this Section 12, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of common stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Directors, by any stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting in the election of any individual so nominated and who has complied with the notice procedures set forth in this Section 12(b). In the event that the purpose of any special meeting of stockholders shall be to elect one or more Directors to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director if the stockholder’s notice containing the information required by subsection (a) (3) of this Section 12 shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12. Any such stockholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors or any committee thereof, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Company, of the accuracy of any information submitted by the stockholder pursuant to this Section 12, and (B) a written update of any information submitted by the stockholder pursuant to this Section 12 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or written update was requested may be deemed as not having been provided in accordance with this Section 12.

(2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by stockholders as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12.

(3) “Public announcement” shall mean disclosure in (i) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act.

Section 13. MEETING BY CONFERENCE TELEPHONE. The Board of Directors or the chairman of the meeting may permit stockholders to participate in a meeting of stockholders by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 14. WRITTEN CONSENT BY STOCKHOLDERS. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS, QUALIFICATIONS, DIRECTORS HOLDING OVER. The business and affairs of the Company shall be managed under the direction of its Board of Directors. A Director shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Directors at an annual meeting of the stockholders, the Directors holding over shall continue to direct the management of the business and affairs of the Company until their successors are elected and qualify.

Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors; provided, however, that the number thereof shall never be less than the minimum number required by the MGCL nor more than 12, and further provided that such action shall not affect the tenure of office of any Director.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held at least once per calendar year, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed confirmation indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

A written waiver of notice signed, or a waiver of notice by electronic transmission delivered to an officer, employee or agent of the Company, before or after a meeting by a Director, or waiver of notice delivered by electronic transmission by such Director, and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. QUORUM. A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

The Directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7. VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of Directors may be filled by a majority of the remaining Directors, even if such majority is less than a quorum due to such vacancy or vacancies. Any vacancy on the Board of Directors created by an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors. If at any time there shall be no Directors in office, successor Directors shall be elected by the stockholders as provided in the Articles of Incorporation. Any individual elected as Director to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired or leased by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

Section 13. RELIANCE. Each Director and officer of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 14. RESIGNATION AND REMOVAL OF DIRECTORS. Any Director of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors. Such resignation shall take effect as of the date specified in such notice, without need for prior accounting. A Director may be removed at any time with or without cause upon the affirmative vote of the holders of not less than a majority of all shares of the Company then outstanding and entitled to be voted thereon. A Director judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Director, or his otherwise ceasing to be a Director, he shall execute and deliver such documents as the remaining Directors shall require for the conveyance of any Company property held in his name, shall account to the remaining Directors as they require for all property which he holds as Director and shall thereupon be discharged as Director. Upon the incapacity or death or any Director, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Director or the estate of the deceased Director, as the case may be. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 15. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 16. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A Director who is not also an officer of the Company shall have no responsibility to devote his or her full time to the affairs of the Company. Any Director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company.

Section 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Articles of Incorporation or these Bylaws, this Section shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as it may be feasible at the time, including publication, television or radio, and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors.

Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of the committee and the act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a Chairman of any committee, and such Chairman or, in the absence of such a Chairman, any two members of any committee (if there are at least two members of the committee), may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act at the meeting in the place of such absent members. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Company shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The Chief Executive Officer may from time to time appoint one or more Senior Vice Presidents or other officers below the level of Executive Vice President. Each officer shall serve until the officer’s successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same individual. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed by the Board of Directors (or if appointed by the Chief Executive Officer, by the Board of Directors or Chief Executive Officer), with or without cause, if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the

Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Board of Directors shall designate a Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board and the Vice Chairman of the Board, if any, shall perform such other duties as may be assigned to him, her or them by the Board of Directors.

Section 8. PRESIDENT. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election or, in the absence of any designation, then in the order of their appointment or election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the President, the Chief Executive Officer or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President, or as Vice President for particular areas of responsibility.

Section 10. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

Section 11. TREASURER. The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the

Company in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Company. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President, Chief Executive Officer or the Board of Directors.

Section 13. GENERAL COUNSEL. The General Counsel shall be the Chief Legal Officer of the Company, with general control of all matters of legal import concerning the Company. The General Counsel shall have such other powers and duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 14. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors or any committee of the Board of Directors within the scope of its delegated authority and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors or any committee of the Board of Directors within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Directors or such committee and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or any other officer delegated the authority by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. The Company may issue some or all of the shares of any or all of the Company’s classes or series of shares of stock without certificates if authorized by the Board of Directors. In the event that the Company issues shares of stock evidenced by certificates, such certificates shall be in such form as the Board of Directors shall from time to time approve, specifying the number of shares of the applicable class held by such stockholder. Each certificate evidencing shares shall contain a legend imprinted thereon in accordance with the requirements of the Articles of Incorporation and in compliance with the MGCL. Unless otherwise determined by the Directors, such certificates shall be signed by an authorized officer of the Company and shall be countersigned by a transfer agent, and registered by a registrar, if any, and such signatures may be facsimile signatures. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Directors, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Directors approve some other form.

In the event that the Company issues shares of common stock without certificates, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on share certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are evidenced by certificates. If a class or series of common stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates evidencing any shares of such class or series of common stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the Secretary of the Company.

Section 2. TRANSFERS. All transfers of shares shall be made on the books of the Company, by the holder of the shares, in person or by his or her agent duly authorized in writing, in such manner as specified in the Articles of Incorporation and as the Board of Directors or any officer of the Company may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be evidenced by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Company shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on share certificates.

The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. The Directors or any officer of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued. Unless otherwise determined by an officer of the Company, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as it may direct as indemnity against any claim that may be made against the Company.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

If no record date is fixed, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, authorizing the dividend or allotment of rights, is adopted.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except when the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date fixed for the original meeting, in either of which case a new record date for such meeting may be determined as set forth herein.

Section 5. SHARE LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine in accordance with the Articles of Incorporation. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of stock of the Company may be authorized by the Board of Directors, subject to the provisions of law and the Articles of Incorporation. Dividends and other distributions may be paid in cash, property or shares of the Company, subject to the provisions of law and the Articles of Incorporation.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

PROHIBITED INVESTMENTS AND ACTIVITIES

In addition to the restrictions provided for in the Articles of Incorporation, the Company will not, without the approval of the Audit Committee, (i) acquire from or sell to any Director, officer or employee of the Company, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Director, officer or employee of the Company owns more than a one percent interest or any affiliate of any of the foregoing, any of the assets or other property of the Company, except for the acquisition directly or indirectly of certain properties or interest therein, directly or indirectly, through entities in which it owns an interest in connection with the initial public offering of shares by the Company or pursuant to agreements entered into in connection with such offering, which properties shall be described in the prospectus relating to such initial public offering, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company. Subject to the provisions of the Articles of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its incorporation and the words “Incorporated in Maryland”. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland statutory or decisional law in effect from time to time, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse, reasonable expenses in advance of final disposition of a proceeding to (a) any individual (including the individual’s spouse, children, heirs, estate, executors, or personal or legal representatives for claims arising out of the status of such spouse, children, heirs, estate, executors or personal or legal representatives of such individual (collectively, the “Other Individuals”)) who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual (including Other Individuals) who, while a Director or officer of the Company and at the request of the Company, serves or has served as a Director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Articles of Incorporation and these Bylaws shall vest immediately upon election of a Director or officer. The Company may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual (including Other Individuals) who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Company may provide to Directors and officers such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Articles of Incorporation or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Board of Directors or by the affirmative vote of the holders of not less than a majority of all shares of the Company then outstanding and entitled to be voted on the matter. Notwithstanding anything to the contrary herein, Article XV of these Bylaws may not be altered, amended or repealed except by the affirmative vote of the holders of not less than a majority of all shares of the Company then outstanding and entitled to be voted on the matter.

ARTICLE XV

STOCKHOLDER RIGHTS PLAN

The Company shall seek stockholder approval prior to its adoption or subsequent amendment, extension or renewal of a Rights Plan (as defined below), unless the Board of Directors, in the exercise of its duties as directors, determines that, under the circumstances existing at the time, it is in the best interests of the Company to adopt or amend, extend or renew such Rights Plan without delay. If a Rights Plan is adopted or amended, extended or renewed by the Board of Directors without prior stockholder approval in the exercise of such duties, such Rights Plan must provide that it will expire within 12 months of such action by the Board of Directors unless such Rights Plan shall have been ratified prior to the end of such 12 month period by the stockholders by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote on such matter. For purposes of this Bylaw, the term “Rights Plan” refers generally to any plan or arrangement providing for the distribution of preferred shares, rights, warrants, options or debt instruments to the stockholders of the Company, designed to assist the Board of Directors in responding to unsolicited takeover proposals and significant share accumulations by conferring certain rights on the stockholders upon the occurrence of a “triggering event” such as a tender offer or third party acquisition of a specified percentage of shares. Notwithstanding anything contained in this Article XV, in no event shall the issuance of shares of preferred stock pursuant to the terms of such preferred stock, or the conversion of preferred stock into common stock pursuant to the terms of such preferred stock, in each case, to the extent any shares of the series or class of such preferred stock were outstanding prior to the adoption of a Rights Plan, result in the distribution of preferred shares, rights, warrants, options or debt instruments to the stockholders of the Company pursuant to any such Rights Plan.

ARTICLE XVI

MISCELLANEOUS

Section 1. BOOKS AND RECORDS. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and the Board of Directors and any committee of the Board of Directors when exercising any of the powers of the Board of Directors. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Company.

Section 2. EXCLUSIVE FORUM FOR CERTAIN LITIGATION. Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, except with respect to actions arising under the Securities Act of 1933, as amended, or Exchange Act; (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company; (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the Articles of Incorporation or these Bylaws; or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

Section 3. SEVERABILITY. If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.